UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 26, 2005

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 26, 2005, U.S. Bank National Association (the “Trustee”), at the request of SBA Communications Corporation (“SBA”) and SBA Telecommunications, Inc. (“Telecommunications”), gave notice of an optional partial redemption to the holders of the outstanding 9 3/4% senior discount notes due 2011 (the “Notes”) pursuant to Section 3.07(b) of the Indenture, dated as of December 19, 2003, among SBA, Telecommunications and the Trustee (the “Indenture”). The redemption date will be June 30, 2005. As of June 30, 2005, prior to the redemption, the accreted balance of the Notes will be $317,179,858. In accordance with the notice of redemption, SBA and Telecommunications intend to redeem outstanding Notes with an accreted balance of $68,883,462. In accordance with the terms of the Indenture, the redemption price will be 109.75% of the accreted value of the Notes on the redemption date plus accrued and unpaid additional interest thereon, if any, to the redemption date. SBA and Telecommunications will use the net proceeds from SBA’s issuance on May 11, 2005 of 8.0 million shares of its Class A Common Stock to redeem the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2005	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer